   As filed with the Securities and Exchange Commission on September 24, 1997

                                      Registration No. 33-64202 on June 10, 1993

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            IDEXX LABORATORIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                               01-0393723
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

ONE IDEXX DRIVE, WESTBROOK, MAINE                                 04092
(Address of Principal Executive Offices)                       (Zip Code)


                            -------------------------


                            1991 DIRECTOR OPTION PLAN
                            (Full Title of the Plan)

                             RICHARD B. THORP, ESQ.
                                 GENERAL COUNSEL
                            IDEXX LABORATORIES, INC.
                                 ONE IDEXX DRIVE
                             WESTBROOK, MAINE 04092
                     (Name and Address of Agent For Service)

                                 (207) 856-0300
          (Telephone Number, Including Area Code, of Agent For Service)
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     Pursuant to a registration statement (the "1991 Plan Registration
Statement") on Form S-8 (File No. 33-64202), on June 10, 1993, the Registrant registered under the Securities Act, 160,000 shares of Common Stock of the Company (giving effect to stock splits effected in the form of stock dividends subsequent to the filing of the 1991 Plan Registration Statement). The 1991 Plan Registration Statement covered shares of Common Stock issuable upon the exercise of options granted under the Company's 1991 Director Option Plan (the "1991 Plan"). As of September 19, 1997, an aggregate of 85,692 shares of Common Stock covered by the 1991 Plan Registration Statement had not previously been issued or were not subject to outstanding stock options (the "Unused 1991 Shares").

     This Post-Effective Amendment No. 1 to the 1991 Plan Registration Statement is being filed for the purpose of transferring 14,822 of the Unused 1991 Shares (including the Preferred Stock Purchase Rights attached thereto) to a new registration statement on Form S-8 registering 267,500 shares (including the Preferred Stock Purchase Rights attached thereto) of Common Stock issuable pursuant to (i) the Company's 1997 Employee Stock Purchase Plan or 1997 International Employee Stock Purchase Plan or (ii) stock-based awards to be issued under the Company's 1997 Director Option Plan.



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                                   SIGNATURES

        Pursuant to Rule 478 under the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbrook, State of Maine on this 24th day of September, 1997.

                                                   IDEXX LABORATORIES, INC.



                                                   By: /s/ David E. Shaw
                                                       -------------------------
                                                       David E. Shaw
                                                       Chief Executive Officer